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                       2013 AMENDED AND RESTATED BY-LAWS
                                      OF
                          MONY LIFE INSURANCE COMPANY
                         (HEREIN CALLED THE "COMPANY")

                                   ARTICLE I
                                    OFFICES

The principal office of the Company shall be in the County of Onondaga, in the State of New York at such place therein as the Board of Directors may determine. The Company may have such other offices, either within or without the State of New York as the Board of Directors or an Executive Committee may designate or as the business of the Company may require from time to time.

                                  ARTICLE II
                                 SHAREHOLDERS

SECTION 1. MEETINGS. The annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held at such date and time during the calendar year as shall be specified by the Company's Charter or by resolution of the Board of Directors. Special meetings may be called for any purposes by the Board of Directors, the Executive Committee or the Chief Executive Officer.

SECTION 2. PLACE OF MEETING. The place of meeting shall be the administrative office or the office of one of the affiliates of the Company unless some other place is designated by the shareholders.

SECTION 3. NOTICE OF MEETING. Written or electronic notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail or by electronic transmission, by or at the direction of the Board of Directors, the Chief Executive Officer, or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, addressed to the shareholder at the address as it appears on the record of shareholders, with postage thereon prepaid. If transmitted electronically, such notice is given when directed to the shareholder's electronic mail address as supplied by the shareholder to the secretary of the Company or as otherwise directed pursuant to the shareholder's authorization or instructions.

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SECTION 4. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Company may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. If no record date is fixed for shareholders entitled to receive payment of a dividend, the record date shall be at the close of business on which the resolution of the board relating thereto is adopted for such determination of shareholders.

SECTION 5. PROXIES. At all meetings of shareholders a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 6. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 7. VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

SECTION 8. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III
                              BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be managed by its Board of Directors and through such officers and agents as said Board shall empower.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist of not less than seven (7) and not more than thirty-six (36) directors. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than one (1) shall be a resident of the State of New York. At least

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one third of the directors, but not less than three (3) shall not be officers or employees of the Company or of any company controlling, controlled by, or under common control with the Company and shall not be beneficial owners of a controlling interest in the voting stock of the Company or of any such company ("Outside Directors"). The directors shall not be required to hold any shares of stock in the Company. Notice of the election of a director shall be provided in accordance with Section 4211 of the Insurance Law of the State of New York. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

SECTION 3. REGULAR MEETINGS. The Board of Directors may provide, by resolution, the time and place, either within or without the state of the Company's domicile, if permitted by law, for the holding of regular meetings without other notice than such resolution. The Board of Directors shall hold a regular meeting at least once each year.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors of any committee designated thereby may be called by or at the request of the President, the Chief Executive Officer, or any two directors. A special meeting of the Board of Directors or of any committee designated thereby shall be held at the administrative office or the office of one of the affiliates of the Company, provided that by resolution, or by waiver signed by all directors, it may be held at any other place, either within or without the state of the Company's domicile.

SECTION 5. NOTICE. Notice of any special meeting shall be held upon notice to the directors thereto by written notice delivered personally or mailed to each director at his or her business address, by facsimile transmission or by electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If sent by facsimile transmission, such notice shall be deemed to be delivered when transmitted. If sent by electronic mail or other electronic transmission, such notice shall be deemed to be delivered when directed to the director's electronic mail address as supplied by the director to the corporation or otherwise directed pursuant to the director's authorization or instructions. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. QUORUM. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that at least one Outside Director must be included in any quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a meeting is convened, the directors present may continue to do business taking action by a vote of a majority of a quorum until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

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SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

SECTION 8. VACANCIES. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken.

SECTION 9. COMMITTEES. The Board of Directors shall, by resolution or resolutions adopted by a majority of the full Board of Directors, designate one or more committees, each committee to consist of not less than one-third of the members of the Board of Directors, not less than one-third of the members of such Committee shall be Outside Directors, which, to the extent provided in such resolution or resolutions, shall have and may during intervals between the meetings of the Board exercise, except as otherwise provided by statute, all the powers of the Board of Directors in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. A quorum shall consist of a majority of the total number of members of the Committee then in office but not less than three (3) members. At least (1) member of the Committee who is an Outside Director must be included in any quorum for the transaction of business at any meeting of the Committee. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him/her by law. The Board of Directors shall also establish one or more Committees composed solely of Outside Directors.
Such Committee or Committees shall have the responsibility for recommending the selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by Shareholders, evaluating performance of officers of the Company deemed by such Committee or Committees to be principal officers and recommending to the Board of Directors their selection and compensation and recommending any plan to issue options to officers and employees for the purchase of shares of its stock.

SECTION 10. INFORMAL ACTION. Any action required or permitted under the Insurance Laws or Business Laws of the State of New York, the Charter or these By-Laws to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent setting forth the action so taken is signed by all members of

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the Board of Directors or of such committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the Board of Directors or committee. However, action by written consent shall not be used to dispense with the holding of a regular meeting.

SECTION 11. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors and the shareholders may at such meeting elect a successor director or directors for the unexpired term of the director or directors removed.

                                  ARTICLE IV
                                   OFFICERS

SECTION 1. NUMBER. The officers of the Company shall be a President, a Secretary and a Treasurer, and in the discretion of the Board of Directors which may leave one or more offices vacant from time to time, a Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents (the number thereof to be determined by the Board of Directors), one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers as may be deemed necessary by the Board of Directors. The Company will have at least two officers at all times. All such officers shall be elected for a term of one year and shall be subject to removal by the Board of Directors at its pleasure. Such officers shall perform such duties and exercise such powers as are conferred by the Board of Directors or as are conferred herein. The Board of Directors may designate one of such elected officers the Chief Executive Officer of the Company. The Board of Directors or the Chief Executive Officer, by and with the consent and approval of the Board of Directors or of the Executive Committee, if any, may appoint such other officers and agents as, in its or his discretion, are required for the proper transaction of the Company's business. Any two or more offices may be held by the same person. The Board of Directors shall be and is hereby authorized to adopt and amend from time to time By-Laws to be effective in the event of an emergency caused by an enemy attack, dealing with or making provisions during such emergency for continuity of management, succession to the authority and duties of officers, vacancies in office, alternative offices or other matters deemed necessary or desirable to enable the Company to carry on its business and affairs.

SECTION 2. CHAIRMAN OF THE BOARD. Any director may be designated as Chairman of the Board and shall preside, when present, at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform such other duties as from time to time may be assigned to him/her by the Board of Directors.

SECTION 3. PRESIDENT. Subject to the control of the Board of Directors, the President shall have general management and control of the affairs and business of the Company, and shall perform all other duties and exercise all other powers commonly incident to his office,

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or which are or may at any time be authorized or required by law. He/She shall keep the Board of Directors fully informed concerning the affairs and business of the Company. The Board of Directors may by resolution designate the officer of the Company who in the event of the death, unavailability or incapacity of the President shall perform the duties of the President until the Board of Directors shall designate another person to perform such duties.

SECTION 4. VICE PRESIDENTS. Each Vice President shall have powers and perform such duties as shall from time to time be assigned to him/her by these By-Laws or by the Board of Directors and shall have and may be assigned to him/her by the Chief Executive Officer.

SECTION 5. OTHER AUTHORITY OF OFFICERS. The Chairman of the Board of Directors and the President may sign and execute all authorized bonds, contracts or other obligations in the name of the Company, and with the Secretary or an Assistant Secretary, may sign all certificates of shares of the capital stock of the Company, and do and perform such other acts and things as may from time to time be assigned to each of them by the Board of Directors. The Chief Executive Officer, the President, the Treasurer or such other officers are authorized by the Board of Directors may enter into contracts in the name of the Company or sell and convey any real estate or securities now or hereafter belonging to the Company and execute any deeds or written instruments of transfer necessary to convey good title thereto and each of the foregoing officers, or the Secretary or the Treasurer of the Company, is authorized and empowered to satisfy and discharge of record any mortgage or deed of trust now or hereafter of record in which the Company is a grantee or of which it is the owner, and any such satisfaction and discharge heretofore or hereafter so entered by any such officer shall be valid and in all respects binding on the Company.

SECTION 6. SECRETARY. The Secretary shall attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Board and its committees required. The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall record all transfers of stock, and cancel and preserve all certificates of stock transferred, and shall keep a record, alphabetically arranged, of all persons who are shareholders of the Company, showing their places of residence and the number of shares of stock held by them respectively. The Secretary shall also be the transfer agent of the Company for the transfer of all certificates of stock ordered by the Board of Directors, and shall affix the seal of the Company to all certificates of stock or other instruments requiring the seal. He/She shall keep such other books and perform such other duties as may be assigned to him/her from time to time. The Board of Directors may designate a bank or trust company as transfer agent of the Company stock, in which case such transfer agent shall perform all duties above set forth relative to transfers of such stock.

SECTION 7. TREASURER. The Treasurer shall have custody of all the funds and securities of the Company, and shall perform such duties may from time to time be assigned to him/her by the Board of Directors or the Chief Executive Officer.

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SECTION 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant
Secretaries may sign with the President certificates for shares of the Company the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

SECTION 9. ELECTION AND TERM OF OFFICE. The Officers of the Company to be elected by the Board of Directors shall be elected annually by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he/she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 10. REMOVAL. The Chief Executive Officer, Chairman of the Board, or President may be removed, with or without cause, at any time by action of the Board of Directors. Any other officer elected by the Board of Directors may be removed, with or without cause, at any time, by action of the Board of Directors or the Executive Committee, if any. Any other officer, agent or employee, including any officer, agent or employee appointed by the Board of Directors, may be removed, with or without cause, at any time by the Board of Directors, the Chief Executive Officer, the Executive Committee, if any, or the superior officer to whom authority to so remove has been delegated by these By-Laws or by the Chief Executive Officer.

SECTION 11. VACANCIES. A vacancy in any office elected or appointed by the Board of Directors because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or superior officer to whom authority in the premises may have been delegated by these By-Laws or by resolution of the Board of Directors.

                                   ARTICLE V
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Consistent with the requirements of Section 713 of the Business Corporation Law of the State of New York, any Director may vote or act on behalf of the Company in contracting with any other company although he may be a Shareholder, Director, or Officer of such other company.

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SECTION 2. LOANS. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Notwithstanding anything herein to the contrary, any loans to directors who are not also employees of the Company or a subsidiary thereof, or the use of the credit of the Company to assist same, shall require authorization in the particular case by shareholders of the Company, and any loans to employees, whether or not directors, of the Company or of any subsidiary be made only in compliance with the applicable law of the State of New York.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board of Directors may select.

SECTION 5. PROXIES. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer may from time to time appoint an attorney or agent of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the Company as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he/she may deem necessary or proper in the premises.

                                  ARTICLE VI
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES OF SHARES. Certificates may be issued for whole or fractional shares. Certificates representing shares of the Company shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed in the manner provided by the Business Corporation Law of the domiciliary state and any law amendatory thereof, supplementary thereto or substituted therefor. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

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SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Company shall be made only on the stock transfer books of the Company by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

                                  ARTICLE VII
                                  FISCAL YEAR

The fiscal year of the Company shall begin on the first day of January and end on the 31st day of December in each year.

                                 ARTICLE VIII
                                   DIVIDENDS

The Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Charter and the Insurance Law of the State of New York.

                                  ARTICLE IX
                                     SEAL

The corporate seal shall have inscribed thereon the name of the Company and the words "Corporate Seal," including the name of the state of domicile. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE X
                               WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Company under the provisions of these By-Laws, the Charter, the provisions of the Business Corporation Law of the domiciliary state or the domiciliary state insurance law and any act amendatory thereof, supplementary thereto or substituted therefor, or the domiciliary state Constitution, a waiver of notice may be submitted. Waiver of notice may be written or electronic. If written, the waiver must be executed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. If electronic, the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the person or persons entitled to such notice.

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                                  ARTICLE XI
                                INDEMNIFICATION

In amplification and not in limitation of applicable provisions of the Insurance Code of the state of domicile and the Business Corporation Law of the state of domicile:

   (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Company), by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such claim, action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, where occasioned by acts or omissions which were in bad faith, involved intentional misconduct, a violation of the Insurance Law of the State of New York or a knowing violation of any other law or which resulted in such person personally gaining in fact a financial profit or other advantage to which he/she was not entitled. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

   (c) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith, notwithstanding that he/she has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

   (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

   (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall ultimately be determined that he/she is not entitled to be indemnified by the Company as authorized in this Section.

   (f) The indemnification authorized by this Section shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provision of Charter, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him/her against such liability under the provisions of this Section.

                                  ARTICLE XII
                                  AMENDMENTS

SECTION 1. POWER OF DIRECTORS TO AMEND. The Board of Directors shall have power to alter, amend and repeal the By-Laws of the Company or adopt new By-Laws for the Company at any regular or special meeting of the Board, provided that the Board of Directors may not alter, amend or repeal any by-law which establishes what constitutes a quorum at such shareholders' meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors. Any such alteration, amendment or repeal shall be subject to approval by the Superintendent of Financial Services in accordance with Section 1210 of the Insurance Law of the State of New York.

SECTION 2. POWER OF SHAREHOLDERS TO AMEND. The shareholders may alter, amend, or repeal the By-Laws of the Company or adopt new By-Laws for the Company at any annual meeting or at a special meeting, and all By-Laws made by the directors may be altered or repealed by the shareholders. Any such amendment, alteration or repeal shall be subject to approval by the Superintendent of Financial Services in accordance with Section 1210 of the Insurance Law of the State of New York.

                                  CERTIFICATE

The foregoing are hereby certified by the undersigned officer of MONY Life Insurance Company to be a true and accurate copy of the 2013 Restated By-Laws of MONY Life Insurance Company and to be in full force and effect this date.

Given under my hand and the seal of the MONY Life Insurance Company this 1st day of October, 2013.

                                                 MONY LIFE INSURANCE COMPANY

                                                 -------------------------------
                                                 Secretary / Assistant Secretary

[Corporate Seal]